Exhibit 10.8

MASTER LEASE AGREEMENT
NO.
Effective Date: October 07, 2005

Lessor: DELL FINANCIAL SERVICES L.P.	Lessee: Sento Corporation
420 E SOUTH TEMPLE STE 400
Payment Address:	SALT LAKE CITY, UT 84111
PO Box. 3355	Fax: NA
Chicago, Illinois 60693	Attention: LINDEN BARNEY

This Master Lease Agreement (“Agreement”), effective as of the Effective Date set forth above, is between the Lessor and Lessee named above. Capitalized terms have the meaning set forth in this Agreement.

1. LEASE.

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the equipment (“Products”), software, services or fees described in any lease schedule (“Schedule”). Each Schedule shall incorporate by reference the terms and conditions of this Agreement and contain such other terms as are agreed by Lessee and Lessor. Each Schedule signed or otherwise authenticated by Lessee and Lessor shall constitute a separate lease of Products (“Lease”). In the event of any conflict between the terms of a Schedule and the terms of this Agreement, the terms of the Schedule shall prevail. Lessor reserves all rights to the Products not specifically granted to Lessee in this Agreement or in a Schedule. Execution of this Agreement does not create an obligation of either party to lease to or from the other.

2. ACCEPTANCE DATE; SCHEDULE.

(a) Subject to any right of return provided by the Product seller (“Seller”), named on the Schedule, Products are deemed to have been irrevocably accepted by Lessee upon delivery to Lessee’s ship to location (“Acceptance Date”). Lessee shall be solely responsible for unpacking, inspecting and installing the Products.

(b) Lessor shall deliver to Lessee a Schedule for the Products. Lessee agrees to sign or otherwise authenticate and return each Schedule by the later of the Acceptance Date or 5 days after Lessee receives a Schedule from Lessor. If  the Schedule is not signed or otherwise authenticated by Lessee and returned to Lessor within the time provided in the prior sentence, then upon written notice from Lessor and Lessee’s failure to cure within 5 days of such notice, Lessor may require the Lessee to purchase the Products by paying the Product cost charged by the Seller, plus any shipping charges, Taxes and Duties (defined below) and interest at the Overdue Rate (defined below) accruing from the date the Products are shipped through the date of payment. If Lessee returns any leased Products in accordance with the Seller’s return policy, it will notify Lessor. When Lessor receives a credit from Seller for the returned Product, the Schedule will be deemed amended to reflect the return of the Product and Lessor will adjust its billing records and Lessee’s Invoice for the applicable Lease. In addition, Lessee and Lessor agree that a signed Schedule may be amended by written notice from Lessor to Lessee provided such notice is (i) to correct the serial (or service tag) number of Products or (ii) to adjust the related Rent (defined below) on the Schedule (any increase up to 15% or any decrease) caused by any change made by Lessee in Lessee’s order with the Seller, or any change in the Product cost charged by the Seller.

3. TERM.

The initial term (“Primary Term”) for each Lease shall begin on the date set forth on the Schedule as the Commencement Date (“Commencement Date”) and continue for the number of months set forth in the Schedule. The period beginning on the Acceptance Date and ending on the last day of the Primary Term, together with any renewals or extensions thereof, is defined as the “Lease Term”. The Lease is non-cancelable by Lessee.

4. RENT; TAXES; PAYMENT OBLIGATION.

(a) The rental payment amount (“Rent”) and the payment period for each installment of Rent (“Payment Period”) shall be stated in the Schedule. A prorated portion of Rent, calculated on a 30-day month, 90-day quarter or 360-day year as appropriate, for the period from the Acceptance Date to the Commencement Date shall be added to the first payment of Rent. All Rent and other amounts due and payable under this Agreement or any Schedule shall be paid to Lessor in lawful funds of the United States of America at the payment address set forth above or at such other address as Lessor may designate from time to time in writing. Whenever Rent and other amounts payable under a Lease are not paid when due, Lessee shall pay interest on such amounts at a rate equal to the lesser of 1-1/2% per month or the highest rate permitted by applicable law (“Overdue Rate”). Rent shall be due and payable whether or not Lessee has received an invoice showing that such Rent is due.

(b) Each Lease shall be a net lease. In addition to Rent, Lessee shall pay sales, use, property, added value or other taxes, fees, levies or assessments (collectively, “Taxes”), and customs, duties or surcharges on imports or exports (collectively, “Duties”) plus all expenses incurred in connection with Lessor’s purchase of the Products, including but not limited to shipment, delivery, installation, and insurance. Unless Lessee provides Lessor with a valid tax exemption certificate prior to Lessor’s payment of such Taxes. Lessee shall pay Lessor all Taxes upon demand by Lessor. Unless otherwise set forth in the Schedule and where applicable. Lessee agrees to pay a periodic personal property tax fee (“PPT Fee”) calculated by Lessor as a prorated portion of the annual estimated personal property tax assessed by the applicable taxing authority on the Products during the Lease Term. The PPT Fee shall be payable with each installment of Rent.

(c) LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER AMOUNTS WHEN DUE AND TO OTHERWISE PERFORM AS REQUIRED UNDER THIS AGREEMENT AND EACH SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER WHETHER ARISING OUT OF ANY CLAIMS BY LESSEE AGAINST LESSOR, SELLER, OR THE SUPPLIER OR MANUFACTURER OF THE PRODUCTS. TOTAL OR PARTIAL LOSS OF THE PRODUCTS OR THEIR USE OR POSSESSION, OR OTHERWISE. If any Product is unsatisfactory for any reason, Lessee shall make its claim solely against the Seller of such Product (or the Licensor in the case of Software, each as defined below) and shall, nevertheless, pay Lessor or its assignee all amounts due and payable under the Lease.

5. LICENSED MATERIALS.

Software means any operating system software or computer programs included with the Products (collectively, “Software”). “Licensed Materials” are any manuals and documents, end user license agreements, evidence of licenses, including, without limitation, any certificate of authenticity and other media provided in connection with such Software, all as delivered with or affixed as a label to the Products. Lessee agrees that this Agreement and any Lease (including the sale of any Product pursuant to any purchase option) does not grant any title or interest in Software or Licensed Materials. Any use of the terms “sell,” “purchase,” “license,” “lease,” and the like in this Agreement or any Schedule with respect to Software shall be interpreted in accordance with this Section 5.

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6. USE; LOCATION; INSPECTION.

Lessee shall: (a) comply with all terms and conditions of any Licensed Materials; and (b) possess and operate the Products only (i) in accordance with the Seller’s supply contract and any service provider’s maintenance and operating manuals, documentation and applicable laws; and (ii) for the business purposes of Lessee.  Lessee agrees not to move Products from the location specified in the Schedule without providing Lessor with at least 30 days prior written notice, and then only to a location within the United States and at Lessee’s expense.  Without notice to Lessor, Lessee may temporarily use laptop computers at other locations, including outside of the United States, provided Lessee complies with the United States Export Control Administration Act of 1979 and the Export Administration Act of 1985, as those Acts are amended from time to time (or any successor or similar legislation).  Provided Lessor complies with Lessee’s reasonable security requirements, Lessee shall allow Lessor to inspect the premises where the Products are located from time to time during reasonable hours after reasonable notice in order to confirm Lessee’s compliance with its obligations under this Agreement.

7. RETURN.

At the expiration or earlier termination of the Lease Term of any Schedule, and except for Products purchased pursuant to any purchase option under the Lease, Lessee will (a) remove all proprietary data from the Products and (b) return them to Lessor at a place within the contiguous United States designated by Lessor.  Upon return of the Products, Lessee’s right to the operating system Software in returned Products will terminate and Lessee will return the Products with the original certificate of authenticity (attached and unaltered) for the original operating system Software.  Lessee agrees to deinstall and package the Products for return in a manner which will protect them from damage.  Lessee shall pay all costs associated with the packing and return of the Products and shall promptly reimburse Lessor for all costs and expenses for missing or damaged Products or operating system Software.  If Lessee fails to return all of the Products at the expiration of any applicable Lease Term, the Lease Term with respect to the Products that are not returned shall continue to be renewed as described in the Schedule.

8. RISK OF LOSS; MAINTENANCE; INSURANCE.

(a) From the date the Products are delivered to Lessee’s ship to location until the Products are returned to Lessor’s designated return location or purchased by Lessee, Lessee agrees: (i) to assume the risk of loss or damage to the Products; (ii) to maintain the Products in good operating condition and appearance, ordinary wear and tear excepted; (iii) to comply with all requirements necessary to enforce all warranty rights; and (iv) to promptly repair any repairable damage to the Products.  For the Lease Term, Lessee shall ensure that the Products are (i) covered by a manufacturer approved maintenance agreement, or (ii) with Lessor’s prior consent, self maintained in accordance with the standards set forth herein. At all times, Lessee shall provide the following insurance: (i) casualty loss insurance for the Products for no less than the Stipulated Loss Value (defined below) naming Lessor as loss payee; and (ii) liability insurance with respect to the Products in an amount as required by Lessor, naming Lessor as an additional insured. Upon Lessor’s prior written consent, Lessee may provide this insurance pursuant to Lessee’s existing self insurance policy. Lessee shall either provide Lessor with an annual certificate of third party insurance or a written description of its self insurance policy, as applicable.  The certificate of insurance will provide that Lessor shall receive at least ten (10) days prior written notice of any material change to or cancellation of the insurance policy.

(b) If the Products are lost, stolen, destroyed, damaged beyond repair or in the event of any condemnation, confiscation, seizure or expropriation of any Products.  (“Casualty Products”), Lessee shall promptly (i) notify Lessor of the same, and (ii) pay to Lessor the Stipulated Loss Value for the Casualty Products.  The “Stipulated Loss Value” of any Product is an amount equal to the sum of (a) all Rent and other amounts then due and owing (including interest at the Overdue Rate from the due date until payment is received) under the Lease, plus (b) the present value of all future Rent to become due under the Lease during the remainder of the Lease Term, plus (c) the present value of the estimated in place Fair Market Value of the Product at the end of the Primary Term as determined by Lessor.  Each of (b) and (c) shall be calculated using the discount rate of the Federal Reserve Bank of Chicago on the Commencement Date of the applicable Schedule.

9. ALTERATIONS.

Lessee shall, at its expense, make such alterations to Products during the Lease Term as are legally required or provided at no charge by Seller.  Lessee may make other alterations, additions or improvements to Products provided that any alteration, addition or improvement shall be readily removable and shall not materially impair the value or utility of the Product.  Upon the return of any Product to Lessor, any alteration, addition or improvement that is not removed by Lessee shall become the property of Lessor, free and clear of all liens and encumbrances.

10. REPRESENTATIONS AND WARRANTIES OF LESSEE.

(a) Lessee represents, warrants and covenants to Lessor at the time Lessee enters into this Agreement and each Schedule that:

(i) Lessee is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and in all jurisdictions with respect to which its ownership or its conduct of business or leasing of property requires such qualification;

(ii) The execution and delivery of and performance under this Agreement, any Schedules, Certificates of Incumbency or other documents related to a Lease (“Documents”) to which Lessee is a party have been authorized by all necessary action, and have been executed and delivered on Lessee’s behalf by persons duly authorized in that regard.  The Documents constitute legal, valid and binding agreements of Lessee, enforceable against Lessee in accordance with their respective terms except as limited by bankruptcy or other similar laws;

(iii) The execution and delivery of or performance under the Documents do not contravene Lessee’s charter or bylaws or any law, regulation, order, writ, decree, judgment, or other form of prohibition of which Lessee is aware is binding on it or its assets; and does not and will not contravene the provisions of, or constitute a default under, or result in the creation of a lien upon the Products under any material indenture, mortgage, contract, or other instrument to which it is a party or by which it or its assets are bound;

(iv) To the best of Lessee’s knowledge, there is no action, suit or proceeding pending or, to the knowledge of Lessee, threatened in any court or tribunal or before any competent authority against Lessee or any of its property or assets which challenges the Documents or any of the transactions contemplated hereunder or which may have a material adverse effect on the financial condition or business of Lessee; and

(v) The financial statements and other information furnished and to be furnished to Lessor by Lessee are and shall be true and correct in all material respects, and since the date that such financial statements or information were prepared, there has not been any material adverse change in Lessee’s business or condition, financial or otherwise.

(b) If any person guarantees payment or performance by Lessee of any liabilities or obligations of Lessee under this Agreement or any Schedule (a “Guarantor”), the preceding representations, warranties and covenants shall be deemed to be made by Lessee on behalf of such Guarantor as if such Guarantor were named in addition to Lessee therein.

11. WARRANTY ASSIGNMENT; EXCLUSION OF WARRANTIES; LIMITATION OF LIABILITY; FINANCE LEASE.

(a) Provided no Event of Default has occurred and is continuing.  Lessor assigns to Lessee for the Lease Term the benefit of any Product warranty and any right of return provided by any Seller.

(b) LESSEE ACKNOWLEDGES THAT LESSOR DID NOT SELECT, MANUFACTURE, SUPPLY OR LICENSE ANY PRODUCT AND THAT LESSEE HAS MADE THE SELECTION OF PRODUCTS BASED UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY LESSOR OR ITS AGENTS.  LESSOR LEASES THE PRODUCTS AS-IS AND MAKES NO WARRANTY, EXPRESS, IMPLIED, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF DESIGN, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.  LESSEE HEREBY WAIVES ANY CLAIM IT MIGHT HAVE AGAINST LESSOR OR ITS ASSIGNEE FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY OR WITH RESPECT TO ANY PRODUCTS.

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(c) IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY SCHEDULE OR THE SALE, LEASE OR USE OF ANY PRODUCTS.  EVEN IF LESSOR IS ADVISED IN ADVANCE OF THE POSSIBILITY OR CERTAINTY OF SUCH DAMAGES AND EVEN IF LESSEE ASSERTS OR ESTABLISHES A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED IN THIS AGREEMENT.

(d) Lessee agrees that it is the intent of both parties that each Lease qualify as a statutory finance lease under Article 2A of the Uniform Commercial Code (“UCC”).  Lessee acknowledges either (i) that Lessee has reviewed and approved any written supply contract covering the Products purchased from the Seller for lease to Lessee or (ii) that Lessor has informed or advised Lessee, in writing, either previously or by this Agreement, that Lessee may have rights under the supply contract evidencing the purchase of the Products and that Lessee should contact the Seller for a description of any such rights.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A of the UCC.

12. EVENTS OF DEFAULT.

It shall be an event of default hereunder and under any Schedule (“Event of Default”) if:

(a) Lessee fails to pay any Rent or other amounts payable under this Agreement or any Schedule within 15 days after the date that such payment is due;

(b) Any representation or warranty made by Lessee or any Guarantor to Lessor in connection with this Agreement, any Schedule or any other Document is at the time made materially untrue or incorrect;

(c) Lessee fails to comply with any other obligation or provision of this Agreement or any Schedule and such failure shall have continued for 30 days after notice from Lessor;

(d) Lessee (i) is generally not paying its debt as they become due or (ii) takes action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property and such petition is not dismissed within 60 days; or

(e) Lessee or any Guarantor is in default under any other lease, contract, or obligation now existing or hereafter entered into with Lessor or Seller or any assignee of Lessor.

13. REMEDIES.

(a) Upon an Event of Default under any Schedule, all of Lessee’s rights (including its rights to the Products), but not its obligations thereunder, shall automatically be cancelled without notice and Lessor may exercise one or more of the following remedies in its sole discretion:

(i) require Lessee to return any or all Products as provided in Section 7 and/or if requested by Lessor, assemble the Products in a single location designated by Lessor granting Lessor the right to enter the premises where such Products are located for the purpose of repossession;

(ii) sell, lease or otherwise dispose of any or all Products (as agent and attorney-in-fact for Lessee to the extent necessary) upon such terms and in such manner (at public or private sale) as Lessor deems advisable in its sole discretion (a “Disposition”);

(iii) declare immediately due and payable as a pre-estimate of liquidated damages for loss of bargain and not as a penalty, the Stipulated Loss Value of the Products in lieu of any further Rent, in which event Lessee shall pay such amount to Lessor within 10 days after the date of Lessor’s demand; or

(iv) proceed by appropriate court action either at law or in equity (including an action for specific performance) to enforce performance by Lessee or recover damages associated with such Event of Default or exercise any other remedy available to Lessor in law or in equity.

(b) Lessee shall pay all costs incurred by Lessor in connection with an Event of Default, including reasonable legal fees and expenses, and all costs related to the repossession, transportation, re-furnishing, storage and Disposition of any or all Products (“Default Expenses”).  In the event Lessor recovers proceeds from its Disposition of the Products, Lessor shall credit such proceeds (net of Default Expenses) against the owed Stipulated Loss Value.  Lessee shall remain liable to Lessor for any deficiency.  With respect to the Section, to the extent the proceeds of a Disposition (net of Default Expenses) exceed the Stipulated Loss Value owed under the Lease, or if Lessee has paid Lessor the Stipulated Loss Value, the Default Expenses and all other amounts owing under the Lease, Lessee shall be entitled to such excess and shall have no further obligations with respect to such Lease.  All rights of Lessor are cumulative and not alternative and may be exercised by Lessor separately or together.

14. QUIET ENJOYMENT.

Lessor shall not interfere with Lessee’s right to possession and quiet enjoyment of Products during the relevant Lease Term, provided no Event of Default has occurred and is continuing.  Lessor represents and warrants that as of the Commencement Date of the applicable Schedule.  Lessor has the right to lease the Products to Lessee.

15. INDEMNIFICATION.

Lessee shall indemnify, defend and hold Lessor, its assignees, and their respective officers, directors, employees, representatives and agents harmless from and against all claims, liabilities, costs or expenses, including legal fees and expenses (collectively, “Claims”), arising from or incurred in connection with this Agreement, any Schedule, or the selection, manufacture, possession, ownership, use, condition, or return of any Products (including Claims for personal injury, death or damage to property) and, to the extent Lessee is responsible, Claims related to the subsequent use or Disposition of the Products or any date in or alteration of the Products.  This indemnity shall not extend to any Claim caused solely by the gross negligence or willful misconduct of Lessor. Lessee shall be responsible for the defense and resolution of such Claim at its expense and shall pay any amount for resolution and all costs and damages awarded against or incurred by Lessor or any other person indemnified hereunder: provided, however, that any person indemnified hereunder shall have the right to participate in the defense of such Claim with counsel of its choice and at its expense and to reasonably approve any such settlement.  Lessee shall keep Lessor informed at all times as to the statue of the Claim.

16. OWNERSHIP; LIENS AND ENCUMBRANCES; LABELS.

As between Lessor and Lessee, title to Products (other than any Licensed Materials) is and shall remain with Lessor.  Products are considered personal property and Lessee shall, at Lessee’s expense, keep Products free and clear of liens and encumbrances of any kind (except those arising through the acts of Lessor) and shall immediately notify Lessor if Lessor’s interest is subject to compromise.  Lessee shall not remove, cover or alter plates, labels, or other markings placed upon Products by Lessor, Seller or any other supplier.

17. NON PERFORMANCE BY LESSEE.

If Lessee fails to perform any of its obligations hereunder or under any Schedule, Lessor shall have the right but not the obligation to effect such performance and Lessee shall promptly reimburse Lessor for all out of pocket and other reasonable expenses incurred in connection with such performance, with interest at the Overdue Rate.

18. NOTICES.

All notices shall be given in writing and, except for billings and communications in the ordinary course of business, shall be delivered by overnight courier service, delivered personally or sent by certified mail, return receipt requested and shall be effective from the date of receipt unless mailed, in which case the effective date will be 4 Business Days after the date of mailing, Notices to Lessor by Lessee shall be sent to:  Dell Financial Services L.P.,  Legal Department, One Dell Way, Round Rock, TX 78682, or such other mailing address designated in writing by Lessor, Notice to Lessee shall be to the address on the first page of this Agreement or such other mailing address designated in writing by Lessee.

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19. ASSIGNMENT.

(a) LESSEE MAY ASSIGN THIS AGREEMENT OR ANY SCHEDULE OR SUBLEASE ANY PRODUCT(S) WITH THE PRIOR WRITTEN CONSENT OF LESSOR (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD), LESSOR, AT ITS SOLE DISCRETION, MAY ASSESS AN ADMINISTRATIVE FEE FOR ANY APPROVED ASSIGNMENT OR SUBLEASE. No assignment or sublease shall in any way discharge Lessee’s obligations to Lessor under this Agreement or any Schedule.

(b) Lessor may at any time and without notice, but subject to the rights of Lessee, transfer, assign, or grant a security interest in any Product, this Agreement, any Schedule, or any rights and obligations hereunder or thereunder, in whole or in part.

(c) Subject to the foregoing, this Agreement and each Schedule shall be binding upon and inure to the benefit of Lessor, Lessee and their successors and assigns.

20. GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

THIS AGREEMENT AND EACH SCHEDULE SHALL BE GOVERNED BY ILLINOIS LAW WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES AND, TO THE EXTENT APPLICABLE. THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT, LESSEE CONSENTS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, AND WAIVES ANY OBJECTION TO VENUE, AND FURTHER WAIVES ANY RIGHT TO A TRIAL BY JURY.

21. MISCELLANEOUS.

(a) The headings used in this Agreement are for convenience only and shall have no legal effect.  This Agreement shall be interpreted without any strict construction in favor of or against either party.

(b) The provisions of Sections 5, 10, 11(b), 11(c), 11(d), 15, 20 and 21 shall continue in full force and effect even after the term or expiration of this Agreement or any Schedule.

(c) Failure or Lessor at any time to require Lessee’s performance of any obligation shall not affect the right to require performance of that obligation. No term, condition or provision of this Agreement or any Schedule shall be waived or deemed to have been waived by Lessor unless it is in writing and signed by a duly authorized representative of Lessor.  A valid waiver is limited to the specific situation for which it was given.

(d) Lessee shall furnish such financial statements of Lessee and any Guarantor (prepared in accordance with generally accepted accounting principles) and other financial information.  Certificates of incumbency or other documents related to a Lease as Lessor may from time to time reasonably request.

(e) if any provision(s) of this Agreement is deemed invalid or unenforceable to any extent (other than provisions going to the essence of this Agreement) the same shall not in any respect affect the validity, legality or enforceability (to the fullest extent permitted by law) of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating to the extent possible, the original intent of the parties.

(f) Unless otherwise provided, all obligations hereunder shall be performed or observed at the respective party’s expense.

(g) Lessee shall take any action reasonably requested by Lessor for the purpose of fully effectuating the intent and purposes of this Agreement or any Schedule. The parties intend for each Lease to constitute a true lease under the UCC and all applicable laws; however if any Lease is determined to be other than a true lease, Lessee hereby grants to Lessor a first priority security interest in the Products and all proceeds thereof, Lessee acknowledges that by signing this Agreement. Lessee has authorized Lessor to file any financing statements or related filings as Lessor may reasonably deem necessary or appropriate. Lessor may file a copy of this Agreement or any Schedule in lieu of a financing statement.

(h) This Agreement and any Schedule may be signed in any number of counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original but all counterparts shall together constitute one and the same instrument. To the extent each Schedule would constitute chattel paper as such term is defined in the UCC, no security interest may be created through the transfer or control or possession, as applicable, of a counterpart of a Schedule other than the original in Lessor’s possession marked by Lessor as either “Original” or “Counterpart Number 1”.

(i) If any Lease is determined to be a lease intended as security, in no event shall Lessee be obligated to pay any time price balance differential in excess of the maximum amount permitted by applicable law (as specified herein or the state where the Products are located, whichever law permits the greater amount).  In the event Lessor shall receive anything of value under a Lease that is deemed interest which would exceed the maximum amount of interest allowed under the law, the excess amount shall be applied to the reduction of the unpaid time price balance or shall be refunded to Lessee.  In order to reduce the unpaid time price balance, any amount deemed interest shall, to the fullest extent permitted by applicable law, be amortized and spread uniformly throughout the Lease Term.

(j) This Agreement and the Schedules hereto between Lessor and Lessee set forth the entire agreement between the parties and supersede and merge all prior written or oral communications, understandings, or agreements between the parties relating to the subject matter contained herein.  Except as permitted herein, this Agreement and any Schedule may be amended only by a writing duly signed or otherwise authenticated by Lessor and Lessee.

EXECUTED by the undersigned on the dates set forth below, to be effective as of the Effective Date.

	DELL FINANCIAL SERVICES L.P.	Sento Corporation
	“Lessor”	“Lessee”

BY :		BY :	/s/ Anthony J. Sansone

NAME :		NAME :	Anthony J. Sansone

TITLE :		TITLE :	SVP & CFO

DATE :		DATE :	10-11-05

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Schedule Sento Corporation MASTER LEASE AGREEMENT SCHEDULE NO. 007907960-002

THIS SCHEDULE IS SUBJECT TO AND INCORPORATES THE TERMS AND CONDITIONS OF MASTER LEASE AGREEMENT NO. 7907960 DATED October 07, 2005 BETWEEN DELL FINANCIAL SERVICES L.P. (“Lessor”) AND Sento Corporation (“Lessee”). If the entity named on this Schedule is not the Lessee named under the Agreement, then such entity, if an affiliate of Lessee approved in writing in advance by Lessor, shall be deemed the Lessee under this Schedule.

Lessor hereby agrees to lease and/or make available to Lessee subject to the terms, conditions and provisions set forth in this Schedule and in the Agreement, the Products described below. Any capitalized term used herein and not defined herein shall have the meaning ascribed to it in the Agreement.

PRODUCT DESCRIPTION AND LOCATION: See below or Exhibit “A” attached to and made a part hereof.

PRODUCT SELLER: Dell Inc., One Dell Way, Round Rock, TX 78682

Product Description	Product Location	Lessee PO No.	Rent*	Primary Term (Mos)	Commencement Date**
See Exhibit “A”	See Exhibit “A”	See Exhibit “A”	$9,742.44	36	11/10/2005

Total Product Acquisition Cost: $359,500.00

Rent is payable:     ☒  in advance ☐  in arrears

Payment Period:    ☒  Monthly  ☐  Quarterly  ☐  Annually  ☐  Semi-Annually  ☐  Other (specify)

Pro-rated Rent:      ☒  applies $8,436.89 (amount);  ☐  does not apply

* Lessee is responsible for applicable taxes, shipping and other amounts as described in the Agreement, and, with the first payment of Rent, any prorated Rent if applicable. Such amounts are further described in Exhibit “A”.

** The Commencement Date may be extended for one Payment Period until the Schedule is returned in accordance with the terms stated in the Agreement. Lessor may charge Lessee prorated Rent accruing from the Acceptance Date to the Commencement Date, as such date is finally determined.

END OF LEASE OPTIONS: Provided that no Event of Default has occurred and is continuing, and at least 90 days but no more than 180 days prior to the expiration of the Primary Term (the “Expiration Date”), Lessee will give irrevocable written notice to Lessor of its intention to either:

(i) purchase all of the Products at Fair Market Value (defined below);

(ii) renew the Lease Term for a minimum of six (6) months at a rate and for a term agreed upon by both parties; or

(iii) return all of the Products in accordance with the Agreement.

If Lessee exercises the option to purchase the Products then, on receipt of payment of the “Fair Market Value” (defined below) plus applicable taxes, Lessor will sell the Products to Lessee AS IS-WHERE IS, WITHOUT WARRANTY OR RECOURSE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT. The Fair Market Value purchase price shall be paid on or before the last day of the Primary Term. “Fair Market Value” means the price of the Products, installed, in use and in the condition required by the Agreement as determined by Lessor in its reasonable judgment. If Lessee disagrees with the Fair Market Value, Lessee shall notify Lessor in writing within 60 days prior to the Expiration Date and, upon Lessee’s request and within ten (10) days after receipt of Lessee’s notice, Lessor shall appoint a qualified appraiser reasonably acceptable to Lessee to appraise the retail value of the Products. The amount determined by such appraiser shall be the final Fair Market Value. Lessor and Lessee shall share the expense of such appraisal equally.

If Lessee desires to renew a Lease, Lessee and Lessor shall enter into a supplement to this Schedule describing the length of the renewal Lease Term and the renewal Rent provided, however, all other terms of this Schedule and the Agreement shall remain in full force and effect.

Whether or not Lessee has given Lessor notice of its intent as described above, if Lessee does not return or purchase the Products or renew the Lease as required above, the Lease Term shall automatically extend on a month-to-month basis at the Rent in effect on the last day of the Primary Term (prorated on a monthly basis if the Payment Period was other than monthly during the Primary Term). Such extension shall continue until Lessee: (i) provides 30 days prior written notice of its intention to return or purchase the Products (to take effect on the next Rent payment date that is at least 30 days after the notice is received by Lessor) and (ii) either returns or purchases all of the Products in accordance with the End of Lease options above. Payments of Rent during the month-to-month extension are due and payable monthly as specified in Lessor’s invoice. If Lessee fails to return or purchase any Products, the Schedule and associated Rent for the Products that have not been returned or purchased shall extend on a month-to-month basis in accordance with the prior sentence.

COMPLETION OF SCHEDULE: Lessee hereby authorizes Lessor to insert or update the serial numbers of the Products from time to time as necessary.

By signing below, each of the parties hereto agrees to be bound by the terms of the Agreement, this Schedule and the attached Exhibit “A”.

	DELL FINANCIAL SERVICES L.P.		Sento Corporation
	“Lessor”		“Lessee”

BY:		BY:

NAME:		NAME:

TITLE:		TITLE:

DATE:		DATE:

Schedule Sento Corporation MASTER LEASE AGREEMENT SCHEDULE NO. 007907960-006

THIS SCHEDULE IS SUBJECT TO AND INCORPORATES THE TERMS AND CONDITIONS OF MASTER LEASE AGREEMENT NO. 7907960 DATED October 07, 2005 BETWEEN DELL FINANCIAL SERVICES L.P. (“Lessor”) AND Sento Corporation (“Lessee”). If the entity named on this Schedule is not the Lessee named under the Agreement, then such entity, if an affiliate of Lessee approved in writing in advance by Lessor, shall be deemed the Lessee under this Schedule.

Lessor hereby agrees to lease and/or make available to Lessee subject to the terms, conditions and provisions set forth in this Schedule and in the Agreement, the Products described below. Any capitalized term used herein and not defined herein shall have the meaning ascribed to it in the Agreement.

PRODUCT DESCRIPTION AND LOCATION: See below or Exhibit “A” attached to and made a part hereof.

PRODUCT SELLER: Dell Inc., One Dell Way, Round Rock, TX 78682

Product Description	Product Location	Lessee PO No.	Rent*	Primary Term (Mos)	Commencement Date**
See Exhibit “A”	See Exhibit “A”	See Exhibit “A”	$6,901.64	36	12/10/2005

Total Product Acquisition Cost: $254,250.00

Rent is payable:     ☒  in advance ☐  in arrears

Payment Period:    ☒  Monthly  ☐  Quarterly  ☐  Annually  ☐  Semi-Annually  ☐  Other (specify)

Pro-rated Rent:      ☒  applies $891.76 (amount);  ☐  does not apply

* Lessee is responsible for applicable taxes, shipping and other amounts as described in the Agreement, and, with the first payment of Rent, any prorated Rent if applicable. Such amounts are further described in Exhibit “A”.

** The Commencement Date may be extended for one Payment Period until the Schedule is returned in accordance with the terms stated in the Agreement. Lessor may charge Lessee prorated Rent accruing from the Acceptance Date to the Commencement Date, as such date is finally determined.

END OF LEASE OPTIONS: Provided that no Event of Default has occurred and is continuing, and at least 90 days but no more than 180 days prior to the expiration of the Primary Term (the “Expiration Date”), Lessee will give irrevocable written notice to Lessor of its intention to either:

(i) purchase all of the Products at Fair Market Value (defined below);

(ii) renew the Lease Term for a minimum of six (6) months at a rate and for a term agreed upon by both parties; or

(iii) return all of the Products in accordance with the Agreement.

If Lessee exercises the option to purchase the Products then, on receipt of payment of the “Fair Market Value” (defined below) plus applicable taxes, Lessor will sell the Products to Lessee AS IS-WHERE IS, WITHOUT WARRANTY OR RECOURSE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT. The Fair Market Value purchase price shall be paid on or before the last day of the Primary Term. “Fair Market Value” means the price of the Products, installed, in use and in the condition required by the Agreement as determined by Lessor in its reasonable judgment. If Lessee disagrees with the Fair Market Value, Lessee shall notify Lessor in writing within 60 days prior to the Expiration Date and, upon Lessee’s request and within ten (10) days after receipt of Lessee’s notice, Lessor shall appoint a qualified appraiser reasonably acceptable to Lessee to appraise the retail value of the Products. The amount determined by such appraiser shall be the final Fair Market Value. Lessor and Lessee shall share the expense of such appraisal equally.

If Lessee desired to renew a Lease, Lessee and Lessor shall enter into a supplement to this Schedule describing the length of the renewal Lease Term and the renewal Rent provided, however, all other terms of this Schedule and the Agreement shall remain in full force and effect.

Whether or not Lessee has given Lessor notice of its intent as described above, if Lessee does not return or purchase the Products or renew the Lease as required above, the Lease Term shall automatically extend on a month-to-month basis at the Rent in effect on the last day of the Primary Term (prorated on a monthly basis if the Payment Period was other than monthly during the Primary Term). Such extension shall continue until Lessee: (i) provides 30 days prior written notice of its intention to return or purchase the Products (to take effect on the next Rent payment date that is at least 30 days after the notice is received by Lessor) and (ii) either returns or purchases all of the Products in accordance with the End of Lease options above. Payments of Rent during the month-to-month extension are due and payable monthly as specified in Lessor’s invoice. If Lessee fails to return or purchase any Products, the Schedule and associated Rent for the Products that have not been returned or purchased shall extend on a month-to-month basis in accordance with the prior sentence.

COMPLETION OF SCHEDULE: Lessee hereby authorizes Lessor to insert or update the serial numbers of the Products from time to time as necessary.

By signing below, each of the parties hereto agrees to be bound by the terms of the Agreement, this Schedule and the attached Exhibit “A”.

	DELL FINANCIAL SERVICES L.P.		Sento Corporation
	“Lessor”		“Lessee”

BY:		BY:

NAME:		NAME:

TITLE:		TITLE:

DATE:		DATE: